Exhibit 2.4
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                         AGREEMENT AND PLAN OF MERGER


                                 BY AND AMONG


                            THINK NEW IDEAS, INC.,


                                     AND


                             HERRING/NEWMAN, INC.



                                 PHIL HERRING

                                     AND

                                  DAN GROSS






                                APRIL 1, 1998








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                         AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT (the "Agreement") is entered into as of this 1st day of April, 1998, by and among THINK New Ideas, Inc., a Delaware corporation
("THINK"), Herring/Newman, Inc., a Washington corporation (the "Company"), Philip Herring and Daniel Gross (each individually referred to hereinafter as a "Stockholder" and collectively referred to hereinafter as the "Stockholders").

                                 WITNESSETH:

      WHEREAS, the authorized capital stock of the Company consists of 50,000 shares of common stock, par value $1.00 per share (the "Company Stock"), of which 445 shares are issued and outstanding as of the date hereof;

      WHEREAS, Phil Herring owns 425 shares of Company Stock, representing ninety-five and one half percent (95.5%) of the issued and outstanding shares of capital stock of the Company;

      WHEREAS, Dan Gross owns 20 shares of Company Stock, representing four and one half percent (4.5%) of the issued and outstanding shares of capital stock of the Company;

      WHEREAS, Phil Herring and Dan Gross, are the sole Stockholders of the Company, and as such, each Stockholder desires to sell, assign, transfer and convey to THINK all of each Stockholder's right, title and interest in and to the issued and outstanding shares of Company Stock pursuant to the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, it is the desire of THINK to purchase, obtain and acquire from the Stockholders all of each of such individual's right, title and interest in and to all of the issued and outstanding shares Company Stock pursuant to the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the authorized capital stock of THINK consists of 50,000,000 shares of common stock, par value $.0001 per share (the "THINK Stock"), and 5,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock"), of which 6,963,470 shares of THINK Stock were issued and outstanding as of March 5, 1998 and no shares of Preferred Stock are issued and outstanding as of the date hereof;

      WHEREAS, the respective Boards of Directors of THINK and the Company deem it advisable and in the best interests of each such entity and its respective stockholders that the Company merge with and into THINK (the "Merger") pursuant to the terms of the Agreement and the applicable provisions of the laws of the State of Delaware and the State of Washington;

      WHEREAS, the Stockholders are currently the only stockholders of the Company entitled to vote on the Merger and have unanimously voted in favor of the Merger; and



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      WHEREAS, the Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements contained herein and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:


                                  ARTICLE I

                               TERMS OF MERGER

      1.1 MERGER. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall be merged with and into THINK and the Stockholders shall transfer and convey to THINK all of the Stockholders' right, title and interest in and to all of the issued and outstanding shares of Company Stock. The Stockholders hereby agree, upon the terms and subject to the conditions set forth herein, to transfer and deliver to THINK for conversion into shares of THINK Stock certificates, properly endorsed in blank or accompanied by a properly executed stock power, representing all of the issued and outstanding shares of Company Stock or an affidavit of loss, as the case may be.

      1.2 MERGER CONSIDERATION. In consideration of and pursuant to conversion of all of the issued and outstanding shares of Company Stock as set forth in
Section 1.1 above, THINK shall issue to the Stockholders an aggregate of up to $3,055,000 as set forth below (the "Purchase Price").

             (a) INITIAL PAYMENT OF PURCHASE PRICE. Upon surrender of the certificates representing the shares of Company Stock or delivery of the affidavit of loss, as applicable, THINK shall: (i) pay to the Stockholders an aggregate of $400,000 in cash and issue to the Stockholders in proportion to their ownership of Company Stock as set forth on Schedule 1.2(a) hereto shares of THINK Stock having an aggregate value of $1,655,000; and (ii) issue to the Stockholders, to be held in escrow at Continental Stock Transfer and Trust Company or such other agent as may be mutually agreed upon by the parties hereto on such terms and conditions as may be mutually agreed to by the parties hereto (the "Escrow Agent"), shares of THINK Stock having an aggregate value of $1,000,000 calculated pursuant to Subsection 1.2(b) below (the "Escrowed Stock"). The number of shares of THINK Stock issuable hereunder shall be calculated in accordance with Subsection 1.2(c) below.

             (b) PURCHASE PRICE. The Escrowed Stock issuable as set forth in Subsection 1.2(a)(ii) above shall be issued to the Stockholders on the Closing Date in proportion to their ownership of the Company Stock as set forth on
Schedule 1.2(a) hereto and shall be placed in escrow pending release to the Stockholders on the first anniversary of the Closing Date (the "Anniversary


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Date");  PROVIDED THAT, in the event that either Westin Premier, Inc. ("Westin")
and Hewlett Packard ("HP"), is not a client of THINK on the Anniversary Date, THINK shall have the right to force the Stockholders to sell back to THINK, for nominal consideration, all of the Escrowed Shares subject to the following:

                   (i) if Westin is a client of THINK on the Anniversary Date and the actual revenue derived by THINK from Westin (the "Westin Revenue") during the twelve (12) months prior to the Anniversary Date (the "Measurement Period") is at least 80% of the actual revenue derived by the Company from Westin during the twelve (12) months prior to the Closing Date (the "Base Period"), one half of the Escrowed Stock (the "Westin Stock") shall be retained by the Stockholders; if the Westin Revenue during the Measurement Period is less than 60% of the Westin Revenue during the Base Period, all shares of the Westin Stock shall be sold back to THINK. If the Westin Revenue during the Measurement Period is at least 60% but less than 80% of the Westin Revenue during the Base Period, then the Stockholders shall be entitled to keep the number of shares of Westin Stock that is produced by dividing the Measurement Period by the Base Period, subtracting .6 therefrom, multiplying the resulting number by 5 and by multiplying the Westin Stock by the product of the foregoing.

                   (ii) if HP is a client of THINK on the Anniversary Date and the actual revenue derived by THINK from HP (the "HP Revenue") during the Measurement Period is at least 80% of the actual revenue derived by the Company from HP during the Base Period, one half of the Escrowed Stock (the "HP Stock") shall be retained by the Stockholders; if the HP Revenue during the Measurement Period is less than 60% of the HP Revenue during the Base Period, all shares of the HP Stock shall be sold back to THINK. If the HP Revenue during the Measurement Period is at least 60% but less than 80% of the HP Revenue during the Base Period, then the Stockholders shall be entitled to keep the number of shares of HP Stock that is produced by dividing the Measurement Period by the Base Period, subtracting .6 therefrom, multiplying the resulting number by 5 and by multiplying the HP Stock by the product of the foregoing.

                   On the Anniversary Date, THINK shall notify the Escrow Agent in writing of: (i) fulfillment of the conditions herein set forth relating to release of the Escrowed Stock, whereupon the Escrowed Stock shall be delivered to the Stockholders; or (ii) that such conditions have not been fulfilled, whereupon the Escrowed Stock shall be delivered back to THINK.

                   Notwithstanding the foregoing, in the event that THINK experiences a Change in Control (as hereinafter defined), the Stockholders shall be entitled to retain all of the Westin Stock and HP Stock and such stock shall be immediately released to the Stockholders upon consummation of such Change in Control. A "Change in Control" as used herein shall mean: (i) the sale of all or substantially all of the assets of THINK; (ii) the acquisition of the capital stock of THINK by any person or group the result of which is the ownership by such person or group of more than forty percent (40%) of the issued and outstanding capital stock of THINK; and (iii) any merger, reorganization or consolidation of THINK pursuant to which THINK is not the surviving company.



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                   It is intended  that the needs of Westin and HP subsequent to the Closing will continue to be serviced primarily by Messrs. Toliver, Gross and Brown and THINK shall make available the resources and personnel needed to support servicing Westin and HP subsequent to Closing that is comparable, by reasonable industry standards, to that which the Company has provided to such clients prior to Closing; PROVIDED THAT, the foregoing individuals continue to service the needs of Westin and HP in a manner comparable, by reasonable industry standards, to the manner in which they have serviced such clients prior to Closing and, FURTHER PROVIDED that such individuals have entered into employment agreements between THINK and such individuals as contemplated by
Section 7.14 hereof.


             (c) CALCULATION OF PURCHASE PRICE. The number of shares of THINK Stock issuable hereunder shall be determined by dividing the amount of the Purchase Price by the average of the closing transaction price per share of THINK Stock for the twenty (20) trading days immediately prior to the Closing Date as quoted by the Nasdaq National Market Systemsm or such other exchange or quotation bureau on which THINK's securities are then traded or listed for quotation.

      1.3 EFFECTIVE TIME OF MERGER. Subject to the terms and conditions of this Agreement, the articles of merger, in substantially the form of Exhibit 1.4 (a) (the "Articles of Merger"), required by Section 23B.11.030 of the Washington Business Corporation Act of the Revised Code of Washington ("RCW") and the certificate of merger, in substantially the form of Exhibit 1.4(b) (the "Certificate of Merger"), required by Section 252 of the Delaware General Corporation Law (the "DGCL") shall be duly executed and acknowledged by the Constituent Corporations (as hereinafter defined) and thereafter delivered to the Secretaries of the State of Washington and the State of Delaware for filing pursuant to the RCW and the DGCL, respectively, on the Closing Date (as hereinafter defined). The Merger shall become effective (the "Effective Time") upon the filing of the Articles of Merger with the Secretaries of the State of Washington and the State of Delaware and the filing of the Certificate of Merger with the Secretary of the State of Delaware (collectively referred to as the "Merger Documents").


      1.4   EFFECTS OF THE MERGER.

       (a) At the Effective Time: (i) the separate existence of the Company shall cease and the Company shall be merged with and into THINK (the Company and THINK are sometimes referred to hereinafter as the "Constituent Corporations" and THINK is sometimes referred to hereinafter as the "Surviving Corporation");
(ii) the Certificate of Incorporation of THINK as in effect immediately prior to the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of THINK as in effect immediately prior to the Effective Time shall continue to be the Bylaws of the Surviving Corporation.

       (b) At and after the Effective Time, the Merger shall have the effects set forth in Section 23B.11.030 of the RCW and in Section 259 of the DGCL. Without limiting the foregoing, at the Effective Time, THINK as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all singular rights, privileges, powers and franchises of each of the Constituent


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Corporations,  and all property,  real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in THINK as the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall thenceforth attach to THINK as the Surviving Corporation and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

      1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of THINK immediately prior to the Effective Time shall continue to be the directors and officers of THINK as the Surviving Corporation until their successors shall have been duly elected, appointed and/or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of THINK.

      1.6 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Stock or shares of THINK Stock:

             (a) THINK STOCK. Each issued and outstanding share of THINK Stock shall continue to be issued and outstanding and shall not be effected by the Merger.

             (b) CONVERSION OF COMPANY STOCK. Each share of Company Stock issued and outstanding as of the Effective Time shall be converted into shares of THINK Stock as set forth on Schedule 1.2(a) hereto. All such shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of THINK Stock to be issued or paid in consideration therefor upon the surrender of such certificate for exchange to THINK at the Closing (as hereinafter defined).


      1.7 RESTRICTIONS ON RESALE OF THINK STOCK. The shares of THINK Stock received by the Stockholders pursuant to this Agreement may not be sold, assigned, pledged, hypothecated or transferred, or any interest therein conveyed to any other person, except in accordance with the registration provisions of the federal and state securities laws or in accordance with applicable exemption therefrom, and the certificates representing such shares shall contain appropriate legends to that effect.

      1.8 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code. Unless required by a final determination of the Internal Revenue Service (or other governing body having jurisdiction over these matters) or a court of competent jurisdiction, the parties shall not take any position on any subsequently filed tax return inconsistent with this section. Each party hereto represents to each other that there exists no indebtedness between THINK and the Company and that


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such  party  is  not  an   investment   company   as   defined  in   Subsections
368(a)(2)(F)(iii) and (iv) of the Code. The parties hereby agree to comply with the reporting requirements of Treasury Regulation Section 1.368-3.

      In furtherance of the foregoing, THINK hereby represents, warrants and covenants that:

            (a) it has no plan or intention to reacquire any THINK Stock issued to the Stockholders;

             (b) it has no plan or intention to sell or otherwise dispose of any of the assets of the Company, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code; and

             (c) following the Merger, THINK will continue the historic business of the Company or use a significant portion of the Company's historic business assets its business in accordance with Section 1.368-1 of the Treasury Regulations.

      In addition, each of the Company and the Stockholders hereby represents, warrants and covenants that:

             (d) prior to the Merger, the liabilities of the Company were incurred by the Company in the ordinary course of its business;

             (e) the Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code; and

             (f) as of the Effective Date, the fair market value of the assets of the Company equal or exceed the sum of the liabilities of the Company.


                                  ARTICLE II

                                   CLOSING

             2.1 DATE AND TIME OF CLOSING. Subject to satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on April 1, 1998 at 10:00 a.m. (eastern standard time) at the law offices of Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036, or at such other place and time thereafter as shall be mutually agreeable to the parties hereto (the "Closing Date").

             2.2 CLOSING DOCUMENTS. Upon fulfillment of the conditions set forth herein, on the Closing Date, the parties hereto shall cause the Merger Documents to be filed as contemplated in Section 1.3 hereof and each party hereto will execute and deliver to the other parties here to such other documents and instruments as are contemplated herein.




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                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

      3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE Stockholders. The Company and the Stockholders, severally, except as specifically provided herein, represent and warrant to THINK as follows:

            (a) AUTHORIZATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Company and by each of the Stockholders. The Company has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by an officer of the Company on its behalf and, assuming that this Agreement is the valid and binding obligation of THINK, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each Stockholder severally represents and warrants that he has the ability to consummate the transactions contemplated hereby, that this Agreement has been duly and validly executed and delivered by him and that this Agreement is the valid and binding obligation of such Stockholder, enforceable against each such Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b) ORGANIZATION: SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Company has the requisite corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company ("Material Adverse Effect"). Set forth on Schedule 3.1(b) hereto is a true and correct list of each jurisdiction in which the Company is qualified to do business. The Company does not own any shares of capital stock or other interest in any corporation, partnership, association or other entity.



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            (c) CAPITALIZATION. The number of authorized, issued and outstanding shares of capital stock of the Company as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of Company Stock have been duly authorized, validly issued and are fully paid and non-assessable. Each Stockholder hereby severally represents and warrants that he is the sole legal and beneficial owner of the number of shares of Company Stock as set forth in the recitals and schedules to this Agreement, which shares, in the aggregate, represent all of the issued and outstanding shares of capital stock of the Company. Each Stockholder hereby severally represents and warrants that the issued and outstanding shares of Company Stock owned by such Stockholder are owned free of preemptive rights and free and clear of any and all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever. The Company has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). There are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of the Company Stock subject hereto or any of the unissued shares of capital stock of the Company, and there are no voting trusts, voting agreements, stockholder agreements or other agreements or understandings of any kind whatsoever which relate to the voting of the capital stock of the Company.

            (d) FINANCIAL  STATEMENTS.  The Company has heretofore  delivered to
THINK: (i) financial statements of the Company reviewed as at March 31, 1997 (the "Reviewed Statements"); and (ii) interim unaudited financial statements of the Company for the ten (10) months ended January 31, 1998 (the "Interim Statements") (all of the foregoing, including the notes thereto, may collectively be referred to hereinafter as the "Financial Statements") accompanied by the corresponding relevant opinions and reports of the Company's independent accountants as of the same dates and for the same periods. The Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates indicated and the results of operations and cash flows of the Company for the respective periods indicated. The Reviewed Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

            (e) OWNED REAL PROPERTY. The Company does not own nor does it have any interest in, any real property other than the leased real property set forth below.

            (f) LEASED REAL PROPERTY; TENANCIES. Set forth on Schedule 3.1(f) hereto is a true, correct and complete list of all of the leases and subleases (the "Real Property Leases") with respect to real property leased by the Company as lessee (the "Leased Real Property"). Also set forth on Schedule 3.1(f) is a true, correct and complete list of the monthly or annual, as the case may be, rental payments due under the Real Property Leases and the expiration dates thereof that is true, correct and complete in all material respects. The Company has delivered to THINK true, correct and complete copies of each of the Real Property Leases. Except as set forth on Schedule 3.1(f), the Company is not required pursuant to the provisions of any of the Real Property Leases (or otherwise) to obtain the consent of any lessor with respect to the Leased Real Property prior to or in connection with consummation of the transactions contemplated hereby. Neither the Company nor, to the knowledge of the Company


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and the  Stockholders,  any third party is in material  default under any of the
Real Property Leases. There are no subleases or subtenancies for any part of the Leased Real Property that shall remain in effect after the Closing Date and, to the knowledge of the Company and the Stockholders, there is no third party which has any right to purchase, use or otherwise possess all or any part of the Leased Real Property.

            (g) TITLE. The Company: (i) holds a valid and enforceable leasehold interest in the Leased Real Property; and (ii) owns good and marketable title to all of the assets and properties reflected on the balance sheets of the Financial Statements or purchased by the Company after the date of the most recent thereof, except for supplies consumed or assets or properties sold in the ordinary course of business subsequent to the date thereof. The Company's leasehold interest in the Leased Real Property is free of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements; (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Company in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Company in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract from the value of the Leased Real Property subject thereto or which do not impair the operations of the Company or affect the present use of the Leased Real Property. To the Company's or the Stockholders' knowledge, there is no condemnation or eminent domain proceeding pending or threatened against the Leased Real Property (or any part thereof). The Company has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of the Leased Real Property (or any part thereof), whether temporarily or permanently, for easements, rights-of-way or other public or quasi-public purposes or for any other purpose whatsoever nor, to the Company's or the Stockholders' knowledge, is there any proceeding pending or threatened which could adversely affect the zoning classification relating to such property or its use by the Company as of the date hereof. The assets reflected on the balance sheets of the Financial Statements and those purchased by the Company after the date of the most recent thereof, are owned free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever, except: (A) as stated in the Financial Statements including, without limitation, liens or security interests granted by the Company in favor of Seafirst Bank; (B) for liens for taxes or assessments not yet due and payable or which are being contested by the Company in good faith; (C) for minor liens imposed by law for sums not yet due or which are being contested by the Company in good faith; and (D) for imperfections of title, adverse claims, charges, restrictions, limitations, encumbrances, liens or security interests that are minor and which do not detract in any material respect from the value of any of the assets subject thereto or which do not impair the operations of the Company in any material respect or affect the present use of the assets in any material respect. The Company has not made any commitments or received any notice, oral or written, from any public authority or other entity with respect to the taking or use of any of the Company's assets, whether temporarily or permanently, for any purpose whatsoever, nor is there any proceeding pending or, to the Company's or the Stockholders' knowledge, threatened which could adversely affect any asset owned or used by the Company as of the date hereof.

            (h) CONDITION OF ASSETS. The Real Property Leases and all other documents and agreements pursuant to which the Company has obtained the right to use or occupy any real property, personal property or assets, are valid and enforceable in all material respects in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All material licenses, permits and authorizations related to the location or operation of the business of the Company are in good standing and are valid and enforceable in all material respects in accordance with their respective terms. There is not, under any of the foregoing instruments, documents or agreements, any existing default, nor is there any event which, with notice or lapse of time or both, would constitute a default arising through the Company or any third party which could: (i) have a Material Adverse Effect; or (ii) materially adversely affect its use of the Leased Real Property or the title to its assets. To the Company's or the Stockholders' knowledge, the Company is not in violation of and has complied with all applicable zoning, building or other codes, statutes, regulations, ordinances, notices and orders of any governmental authority with respect to the occupancy, use, maintenance, condition, operation and improvement of the Leased Real Property or assets, except where the failure to comply would not have a Material Adverse Effect or where compliance is the obligation of a landlord under a Real Property Lease. To the knowledge of the Company and the Stockholders, the Company's use of any improvements for the purposes for which any of the Leased Real Property or assets are being used as of the date hereof does not violate any such code, statute, regulation, ordinance, notice or order. The Company possesses all licenses, certificates of occupancy, permits and authorizations material to the Company's operation and maintenance of the Leased Real Property or assets for all uses for which such property is or assets are operated or used by the Company as of the date hereof, except where the failure to do so would not have a Material Adverse Effect. All of the Leased Real Property or assets (whether owned or leased by the Company) are in good operating condition and repair, subject to normal wear and use and each such item is usable in a manner consistent with current use by the Company.

            (i)   INTELLECTUAL PROPERTY.

                   (i) the Company's right,  title or interest in the registered and unregistered trademarks, service marks and trade names (including any applications for the same), trade secrets, registered and unregistered copyrights, and computer programs and software (whether or not protected by patent, copyright or otherwise) which are owned by, licensed by, used in or are material to the business of the Company (the "Intellectual Property") is free and clear of adverse claims, liens, mortgages, charges, security interests and encumbrances or other restrictions or limitations of any kind whatsoever;

                  (ii) the Company has not committed any acts of unfair competition or directly, indirectly, contributorily or by inducement, infringed upon any patent, trademark, service mark, trade name, copyright, computer program or software, or any other intellectual property, nor has the Company misappropriated any of the foregoing from any other person or entity or received from any other person or entity any notice, charge, claim or other assertion with respect thereto; and

                  (iii) the Company has not sent or otherwise communicated to any other person or entity any notice, charge, claim or other assertion of, nor has the Company any knowledge of, any present, impending or threatened infringement upon any of the Intellectual Property by any other person or entity, or misappropriation of any of the foregoing by any other person or entity, or any commission of acts of unfair competition by any other person or entity.

            (j) ABSENCE OF UNDISCLOSED LIABILITIES. Other than as set forth in the Financial Statements, the Company has not had nor does it have any indebtedness, loss or liability of any nature whatsoever (other than as incurred in the ordinary course of business), whether accrued, absolute, contingent or otherwise and whether due or become due, which is material to the Company's business or assets, or the operations, prospects, earnings or condition (financial or otherwise) of the Company.

            (k) ABSENCE OF CERTAIN CHANGES OR EVENTS. The Company has not, since December 31, 1997, suffered an event that has had or will have a Material Adverse Effect.

            (l) AGREEMENTS. Set forth on Schedule 3.1(l) hereto is a true, correct and complete list of all contracts, agreements and other instruments material to the business or operation of the Company, including without limitation, those to which the Company is a party and those by which any of its property or assets are bound ("Material Agreements"). Copies of all such contracts, agreements and other instruments have heretofore been delivered by the Company to THINK. Other than as set forth on Schedule 3.1(l) and 3.1(f), there is no contract, agreement or other instrument to which the Company or either Stockholder is a party or which affects the assets, liabilities or outstanding securities of the Company, which is material to the business, assets or operations of the Company. None of the foregoing agreements limits the freedom of the Company to compete in any line of business or with any person or other entity in any geographic region within or outside of the United States of America.

            Neither the Company, the Stockholders nor any third party is in default and no event has occurred which, with notice or lapse of time or both, could cause or become a default by the Company, the Stockholders or any third party, under any Material Agreement, except as would not have a Material Adverse Effect. To the knowledge of the Company and the Stockholders, each Material Agreement is enforceable in accordance with its terms against all other parties thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (m) NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by the Company and each of the Stockholders, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the articles of incorporation or bylaws of the Company;
(ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation an imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property or assets, which are material to the business or operation of the Company, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Company is a party or by which it or any of such property or assets are bound, the effect of which violation, acceleration, creation or imposition could have a Material Adverse Effect; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Company or either Stockholder is subject or by which any of their properties or assets may be bound, the effect of any of which violation or conflict could have a Material Adverse Effect; or (iv) constitute an event permitting termination by a third party of any Material Agreement which termination could have a Material Adverse Effect. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby.

            (n) EMPLOYEE BENEFIT PLANS. Schedule 3.1(n) hereto sets forth a true, correct and complete list of all "employee benefit plans" as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") covering the employees of the Company (the "Employees"). Each Benefit Plan of the Company is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to the Company's or the Stockholders' knowledge, threatened claims against any Benefit Plan of the Company (except for claims for benefits payable in the normal operation of such Benefit Plans) that could give rise to any material liability to the Company. All reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the Benefit Plans of the Company have been timely filed. Except as set forth in Schedule 3.1(p), the Company has never maintained, contributed to or been obligated to contribute to any Benefit Plan that is an employee pension plan (within the meaning of Section 3(2) of ERISA) or any multiemployer plan (within the meaning of Section 3(37) of ERISA).

            (o) LABOR RELATIONS. There are no agreements with or pending petitions for recognition of any labor union or association as the exclusive bargaining agent for any or all of the employees of the Company and no such petition has been pending at any time during the five (5) years prior to the date hereof. To the Company's or the Stockholders' knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company as its exclusive bargaining agent at any time during the two years prior to the date hereof. There are no labor strikes, work stoppages or other labor disputes now pending or threatened against the Company, nor has there been any such labor strike, work stoppage or other labor dispute or grievance at any time during the two years prior to the date hereof. Neither the Company nor any Stockholder has any knowledge that any executive, key employee or any group of employees of the Company has any plans to terminate his/her employment with the Company.

            (p) INSURANCE. Schedule 3.1(p) hereto sets forth a true, correct and complete list of all insurance policies or binders of insurance or programs of self-insurance which relate to the business of the Company as of the date hereof. The coverage under each such policy and binder is in full force and effect. Neither the Company nor any Stockholder has knowledge of nor has the Company or any Stockholder received any notice of cancellation, termination, nonrenewal or disallowance of any claim thereunder or with respect thereto. Neither the Company nor any Stockholder has knowledge of any claim against the Company relating to its business, assets, properties or operations which would materially increase the insurance premiums payable by the Company under such policy or binder in excess of normal increases consistent with industry practices.

            (q) TAX MATTERS. The Company is not a member of an affiliated group, within the meaning of Section 1504 of the Code (an "Affiliated Group"). The Company has filed when due and will file if and when due prior to the Closing Date (after giving effect to any extensions granted by the requisite legal or regulatory authority) all returns, reports, elections, estimates, declarations, schedules, forms and other documents ("Tax Returns") relating to taxes required to be filed by the Code or by any applicable federal, state, county, municipal, local, foreign or other laws, including, without limitation, consolidated, combined or unitary returns, for any taxable period ending prior to or on the Closing Date (the "Pre-Closing Tax Period"). The taxable year of the Company for federal and state income and business tax purposes currently ends on March 31 of each year. All taxes shown on any Tax Return due and required to be filed prior to Closing for any Pre-Closing Tax Period have been, or will have been, paid or accrued prior to the Closing. The Company has heretofore delivered to THINK all Tax Returns filed on its behalf for the fiscal years ended March 31, 1993, 1994, 1995, 1996 and 1997. The Company has fully accrued on its books, based on the cash method of accounting, all taxes for any Pre-Closing Tax Period. No tax liens have been filed, and no material claims have been or are being asserted or, to the Company's or the Stockholders' knowledge, threatened against the Company with respect to any taxes. No Tax Returns of the Company have been audited in the past five (5) years by any taxing authority, no deficiencies or claims have been proposed, assessed or claimed (including interest and penalties) against the Company which have not been paid or accrued and the Company has not waived or extended any statute of limitations with respect to the assessment of any taxes, which waiver or extension has not yet expired by its terms. To the knowledge of the Company and Stockholders, there are no suits, actions, proceedings, claims or investigations now pending against the Company with respect to any taxes, except as set forth on Schedule 3.1(q) hereto. The Company has withheld or collected from each payment made to each of its employees, consultants, contractors and other payees the amount of all taxes (including, but not limited to, federal income taxes, state and local income and wage taxes, payroll taxes, workers' compensation and unemployment taxes) required to be withheld or collected therefrom for all Pre-Closing Tax Periods and the Company has timely paid or accrued and reported the same in respect of its employees, consultants, contractors and other payees to the proper tax receiving offices. The Company does not have any liability for any taxes of any nature whatsoever for any Pre-Closing Tax Period and neither the Stockholders nor the Company is aware of any basis for any additional liabilities for taxes for any Pre-Closing Tax Period. The reserve for accrued but unpaid taxes for the period ending March 31, 1997 includes adequate provision for all taxes which have been assessed or which will be due and payable by the Company for all Pre-Closing Tax Periods. The Company does not file any state or local tax returns on a unitary or combined basis with any other member of an Affiliated Group.

            The term "taxes" or "tax" as used in this section or referred to elsewhere in this Agreement shall mean all taxes, charges, fees, levies, penalties, or other assessments, including without limitation, income, capital gain, profit, gross receipts, ad valorem, excise, property, payroll, withholding, employment, severance, social security, workers' compensation, occupation, premium, customs duties, windfall profits, sales, use, and franchise taxes, imposed by the United States, or any state, county, local or foreign government or any subdivision or agency thereof, and including any interest, penalties. or additions attributable thereto.

            (r) COMPLIANCE  WITH  APPLICABLE LAW. The Company has been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations applicable to the business, except where the failure to comply with which would not materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company or which would subject any officer or director of the Company to civil or criminal penalties or imprisonment. The Company has complied with the rules and regulations of all governmental agencies having authority over its business and its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety and employment practices, except where the failure to comply would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition
(financial or otherwise) of the Company. Neither the Company nor the Stockholders has any knowledge of or received any notice of violation of any such rule or regulation during the five (5) years prior to the date hereof which could result in any liability of the Company for penalties or damages or which could subject the Company to any injunction or government writ, order or decree. To the Company's or the Stockholders' knowledge, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company.

            (s) LITIGATION. Except as otherwise provided on Schedule 3.1(s), there is no action, suit, proceeding or investigation pending or, to the Company's or the Stockholders' knowledge, threatened, which could restrict the Company or the Stockholders' ability to perform his respective obligations hereunder or could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company. Neither the Company nor any Stockholder is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of the Company.

            (t) PERMITS. The Company holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities, agencies or bodies required for the conduct and operation of the Company's business as currently conducted, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of the Company. All such permits, licenses, orders, and approvals are in full force and effect and no suspension, termination or revocation of any of the foregoing is threatened. None of such permits, licenses, orders or approvals will be materially adversely effected by consummation of the transactions contemplated by this Agreement. The Company has no knowledge of nor has it received any notice of violation of any of such rules or regulations during the five (5) years prior to the date hereof which would result in any liability of the Company for penalties or damages or which would subject the Company to any injunction or governmental writ, order or decree.

            (u) UNLAWFUL PAYMENTS. Neither the Company, the Stockholders, nor any officer, director, employee, agent or representative of the Company has made, directly or indirectly, any bribe or kickback, illegal political contribution, payment from corporate funds which was incorrectly recorded on the books and records of the Company, unlawful payment from corporate funds to governmental or municipal officials in their individual capacities for the purpose of affecting their action or the actions of the jurisdiction which they represent to obtain favorable treatment in securing business or licenses or to obtain special concessions of any kind whatsoever, or illegal payment from corporate funds to obtain or retain any business.

             (v) OFFICERS, DIRECTORS AND EMPLOYEES. Schedule 3.1(v) hereto sets forth a true, correct and complete list of all of the officers, directors and employees of the Company as of the date hereof, including their respective names, titles and salaries. The Company has also provided to THINK true, correct and complete copies of any employment agreements between the Company and any of the foregoing officers, directors and employees of the Company in effect as of the date hereof.

            (w) LOANS TO OR FROM AFFILIATES. Except as set forth on Schedule 3.1(w) hereto, there exist no outstanding loans by the Company to any current or former officer, director, employee, consultant or stockholder of the Company or any affiliate of any of the foregoing. There are no outstanding loans to the Company by any current or former officer, director, employee, consultant or stockholder of the Company.

            (x) BOOKS AND RECORDS.

                  (i) The books of account and other financial records of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices.

                  (ii) All material corporate action of the Company's board of directors (including any committees) and stockholders of the Company since the date of the Company's incorporation has been authorized, approved and/or ratified in the minute books of the Company.

            (y) BANK ACCOUNTS. Set forth on Schedule 3.1(y) is a true, correct and complete list of the names of each bank, savings and loan, or other financial institution, at which the Company maintains any account (including any cash contribution or similar accounts) and the names of all persons authorized to draw thereon or who have access thereto. Schedule 3.1 (y) includes a true, correct and complete list of each credit or loan facility or guaranty established and/or maintained by or on behalf of the Company, including the amounts available to the Company under each such facility, the outstanding principal balance thereunder as of the date hereof, the interest rate applicable thereto and the maturity date thereof.

            (z) INVESTMENT PURPOSE. Each Stockholder represents that each such Stockholder is acquiring and will acquire, as the case may be, the shares of THINK Stock issuable to it pursuant hereto solely for its own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Each Stockholder understands that such shares of THINK Stock will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Each Stockholder hereby agrees, severally and not jointly, that he will not sell, assign, transfer, pledge or otherwise convey any of the shares of the THINK Stock issuable to it pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein.

            (aa) AGREEMENTS WITH AFFILIATES. Except as set forth on Schedule 3.1(aa) hereto, the Company is not a party to any instrument, license, lease or other agreement, written or oral, with any officer, director or stockholder of the Company.

            (bb) ACCURACY OF INFORMATION FURNISHED. The Company and the Stockholders (severally and not jointly with respect to those statements, representations and warranties made severally and not jointly by such Stockholders) represent that no statement by the Company or the Stockholders set forth herein or in the exhibits or the schedules hereto contained, contains or will contain any untrue statement of a material fact, or omits, omitted or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

      3.2 REPRESENTATIONS AND WARRANTIES OF THINK. THINK represents and warrants to the Company and the Stockholders as follows:

            (a) AUTHORIZATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of THINK. THINK has taken all necessary corporate action and has all of the necessary corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the officers of THINK on behalf of THINK and, assuming that this Agreement is the valid and binding obligation of each of the Company and the Stockholders, is the valid and binding obligation of THINK, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b) ORGANIZATION. THINK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. THINK has the corporate requisite power and authority to own and lease its properties and assets, and to carry on its business as it is now being conducted. THINK is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of THINK.

            (c) CAPITALIZATION. The number of authorized, issued and outstanding shares of capital stock of THINK as of the date hereof is as set forth above in the recitals to this Agreement. The outstanding shares of THINK Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the number of shares of capital stock that THINK is currently authorized to issue is adequate to permit THINK to fulfill its obligations hereunder with respect to issuance of the shares of THINK Stock to the Stockholders pursuant hereto. On the Closing Date, the shares of THINK Stock issuable to the Stockholders pursuant to Section 1.2 will be duly authorized, validly issued, fully paid and nonassessable and the stock options issued to the Stockholders and certain key employees pursuant to Section 5.1(k) below, and as set forth on Schedule 3.1(c) above, will be authorized and validly issued. THINK has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder). As of the date hereof, except as set forth herein, there are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the shares of THINK Stock subject hereto.

            (d) NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of THINK; (ii) violate or conflict with any material provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which THINK is a party or by which it or the property or assets which are material to its business or operation are bound, the effect of any of which violation would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company; (iii) violate or conflict with any other restriction to which THINK is subject or by which any of the property or assets which are material to the business or operation of THINK may be bound, the effect of any of which violation or conflict would have a material adverse effect on the business, assets, operations, earnings, prospects (financial or otherwise) of the Company; or (iv) constitute an event permitting termination of any agreement to which THINK is subject by any other party thereto, if in any such circumstance such termination could have a materially adverse effect on the ability of THINK to fulfill its respective obligations hereunder. Other than as provided herein, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement by THINK and consummation by THINK of any of the transactions contemplated hereby.

             (e) LITIGATION. There is no action, suit, proceeding or investigation pending against or related to THINK, nor, to the best knowledge of THINK, has THINK been threatened with any such action, suit, proceeding or investigation, which would restrict the ability of either to perform its respective obligations hereunder or which would have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK. THINK is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality which could have a material adverse effect on the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK.

             (f) ACCURACY OF INFORMATION FURNISHED. No statement by THINK set forth herein or in the exhibits or the schedules hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of THINK pursuant hereto or in connection with consummation of the transactions contemplated hereby, contained, contains or will contain any untrue statement of a material fact, or omitted, omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

             (g)  COMPLIANCE  WITH  APPLICABLE  LAW.  THINK  has  been and is in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules and regulations (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended) as of the date hereof, the failure to comply with which could materially adversely affect the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK or which would subject any officer or director of THINK to civil or criminal penalties or imprisonment. THINK has complied with the rules and regulations of all governmental agencies having authority over its business and its operations, including without limitation, agencies concerned with intra-state and interstate commerce, occupational safety, environmental protection and employment practices, except where the failure to comply with which would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of THINK. THINK has no knowledge of and has not received any notice of violation of any such rule or regulation during the two years prior to the date hereof which could result in any liability of THINK for penalties or damages or which could subject it to any injunction or government writ, order or decree. To the best knowledge of THINK, there are no facts, events or conditions that could interfere with, prevent continued compliance with or give rise to any liability under any foreign, federal, state or local governmental laws, statutes, ordinances or regulations applicable to the business, assets, operations, earnings, prospects or condition (financial or otherwise) of THINK, except where the failure to do so would not have a material adverse effect on the business, operations, earnings, prospects, assets or condition (financial or otherwise) of THINK.

             (h) NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of THINK has occurred since March 31, 1997.

             (i) EMPLOYEE BENEFIT PLANS. Schedule 3.2(i) hereto sets forth a true, correct and complete list of all Benefit Plans (the "THINK Benefit Plans") covering the employees of the THINK (the "THINK Employees"). Each THINK Benefit Plan is in compliance in all material respects with all applicable provisions of law, including ERISA and the Code. There are no pending or, to THINK's knowledge, threatened claims against any THINK Benefit Plan (except for claims for benefits payable in the normal operation of the THINK Benefit Plans) that could give rise to any material liability to the THINK. All material reports, notices and returns required to be filed with any governmental agency or provided to any person or entity with respect to the THINK Benefit Plans have been timely filed. THINK has never maintained, contributed to or been obligated to contribute to any Benefit Plan that is an employee pension plan (within the meaning of Section 3(2) of ERISA) or any multiemployer pension or multiemployer welfare benefit plan (within the meaning of Section 3(37) of ERISA).

      3.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3.1 and 3.2 hereof shall survive until the close of business on the Anniversary Date, PROVIDED THAT, notice or demand with respect to any alleged breach thereof is given as required pursuant to Article VI hereof; and FURTHER PROVIDED THAT, with respect to claims for damages arising out of any misrepresentation or breach of warranty made by the Company and the Stockholders relating to taxes, notice shall have been given on or before the close of business on the sixtieth (60th) day following the later to occur of:
(i) the expiration date of the statute of limitations applicable to any indemnified federal, state or local tax liability; and (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.


                                  ARTICLE IV

                         ITEMS DELIVERABLE AT CLOSING

      4.1 ITEMS DELIVERED BY THE COMPANY. Upon Closing, the following documents shall have been furnished and events shall have occurred:

             (a) COPIES OF RESOLUTIONS. The Company shall have furnished THINK with certified copies of resolutions duly adopted by the board of directors of the Company and the Stockholders authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement.

             (b) CERTIFICATES OF GOOD STANDING. The Company shall have furnished THINK with certified copies of certificates of good standing of the Company dated not more than five (5) business days prior to the Closing Date from the State of Washington and each other jurisdiction in which the Company does business.

             (c) DELIVERY OF OFFICERS' CERTIFICATES. The Company and each of the Stockholders shall have delivered to THINK certificates, dated the Closing Date, and signed by an executive officer of the Company (with respect to the Company), and by each of the Stockholders individually, representing and affirming that the representations and warranties made by each of the Company and the Stockholders jointly and/or severally as set forth in this Agreement were and are true, correct and complete and the conditions set forth in this Agreement have been satisfied. The Company shall also have delivered a certificate signed by the Secretary of the Company with respect to the authority and incumbency of the officers of the Company executing this Agreement and any documents required to be executed or delivered in connection therewith.

             (d) DELIVERY OF STOCK CERTIFICATES. The Stockholders shall have delivered to THINK certificates representing all of the issued and outstanding capital stock of the Company, which certificates shall be properly endorsed in blank or shall be accompanied by a properly executed stock power or, alternatively and as the case may be, shall have delivered appropriately executed affidavits of loss relating to such stock.

             (e)  CONSENTS  AND  WAIVERS.   Any  and  all  necessary   consents,
authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by THINK.

             (f) DELIVERY OF DOCUMENTS AND OTHER INFORMATION. The Company shall have delivered to THINK all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

      4.2 ITEMS DELIVERED BY THINK. Upon Closing, the following documents shall have been furnished and events shall have occurred:

             (a) COPIES OF RESOLUTIONS. THINK shall have furnished the Company with certified copies of resolutions duly adopted by the board of directors of THINK authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable THINK to comply with the terms of this Agreement.

             (b) CERTIFICATES OF GOOD STANDING. THINK shall have furnished the Company with certified copies of certificates of good standing of THINK dated not more than five (5) business days prior to the Closing Date from the State of Delaware and each other jurisdiction in which THINK is qualified to do business.

             (c) DELIVERY OF OFFICERS' CERTIFICATES. THINK shall have delivered to the Company and the Stockholders certificates, dated the Closing Date and signed by an executive officer of THINK, affirming that the representations and warranties of THINK as set forth in this Agreement were and are true, correct and complete and the conditions set forth in this Agreement have been satisfied. THINK shall also have delivered a certificate signed by the Secretary of THINK with respect to the authority and incumbency of the officers of THINK executing this Agreement and any documents required to be executed or delivered in connection therewith.

             (d) STOCK CERTIFICATES. THINK shall have issued and delivered to the Stockholders certificates representing the shares of THINK Stock issuable pursuant hereto, which certificates shall be in the respective names of the Stockholders and in the respective amounts set forth on Schedule 1.2(a) hereto.

             (e)  CONSENTS  AND  WAIVERS.   Any  and  all  necessary   consents,
authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company and the Stockholders.


                                  ARTICLE V

                          INDEMNIFICATION AND CLAIMS

      5.1 INDEMNIFICATION BY THE COMPANY AND THE STOCKHOLDERS.

             (a) Subject to Sections 5.1(b) and 5.1(c) hereof,  the Stockholders hereby  agree,  severally to indemnify  and hold  harmless  THINK against and in respect of all damages, claims, losses and expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by THINK (all such amounts may hereinafter be referred to as the "Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by the Company or the Stockholders pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Company or the Stockholders pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Company or the Stockholders contained in this Agreement which has not been waived by THINK in writing. The Stockholders shall have no right to seek contribution from the Company in the event that they are required to make any payments hereunder.

             (b) Until the close of business on the Anniversary Date and subject to Section 3.3 hereof, the Stockholders shall be obligated to indemnify THINK pursuant to this Section 5.1 with respect to claims for Damages as to which THINK shall have given written notice to the Company and the Stockholders on or before: (i) the close of business on the sixtieth (60th) day following discovery by THINK of the facts upon which a claim for indemnification is being made; or
(ii) if the claim for indemnification relates to assertions made by a third party, the close of business on the thirtieth (30th) day following receipt of notice by a third party of a claim for indemnification by such party (a "Third Party Claim"). Any such notice shall describe the nature of the claim for Damages, the provisions of this Agreement upon which such claim is based and the amount of the Damages, if then ascertainable or if not then ascertainable, an estimate thereof. The Stockholders shall be obligated to indemnify THINK with respect to claims for Damages arising out of any misrepresentation or breach of warranty made by the Company or the Stockholders relating to Subsection 3.1(q) as to which THINK shall have given notice on or before the close of business on the sixtieth (60th) day following the later of: (i) the expiration date of the statute of limitations applicable to any indemnified federal, state, foreign or local tax liability; or (ii) the final determination of any such tax liability, including the final administrative and/or judicial determination thereof.

             (c) Notwithstanding the indemnification provided pursuant to Subsection 5.1 (a) and 5.1(b) above, no amount shall be payable by the Stockholders in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of such Damages in respect of which the Company or the Stockholders would be liable, but for operation and application of the provisions of this Section 5.1(c), exceeds on a cumulative basis Fifty Thousand Dollars ($50,000) and then only to the extent of such excess; PROVIDED, HOWEVER, that the Stockholders shall not be liable for claims made in excess of the value of the THINK Stock included in the Purchase Price (the "Cap") and each such Stockholder shall be liable for his pro rata portion thereof based upon that portion of the total Purchase Price he is entitled to receive pursuant to Sections 1.2 hereof. The value of the THINK Stock for purposes of application of this section shall be determined by multiplying the number of shares of THINK Stock included in the Purchase Price by the average of the closing transaction price per share of THINK Stock for the twenty (20) trading days immediately prior to the date of the notice of claim.

             (d) Notwithstanding the foregoing, there shall be no Cap and the Company shall be entitled to full indemnification by the Stockholders with respect to claims involving employment matters, environmental matters, tax matters and intellectual property matters.

             (e) In any case where the Stockholders have indemnified THINK for any Damages and THINK recovers from a third party all or any part of the amount so indemnified by the Stockholders, THINK shall promptly reimburse to the Stockholders the amount so recovered.

      5.2 CLAIMS AGAINST THINK. With respect to claims or demands by third parties, whenever THINK shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification under Section 5.1 hereof, THINK shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Stockholders of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Stockholders shall then have the right at their own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Stockholders, as the case may be, and approved by THINK, which approval shall not be unreasonably withheld. In the event that the Stockholders should fail to give notice of the intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, THINK shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Stockholders.

      5.3   INDEMNIFICATION BY THINK.

            (a) Subject to Section 5.3(b) hereof, THINK hereby agrees to indemnify and hold harmless the Company and the Stockholders against and in respect of all damages, claims, losses and expenses (including without limitation, reasonable attorneys' fees and disbursements) reasonably incurred by the Stockholders with respect thereto (all such amounts may hereinafter be referred to as "Stockholder Damages") arising out of: (i) any misrepresentation or breach of any representation or warranty made by THINK pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by THINK pursuant to this Agreement; and (ii) the nonperformance or breach of any covenant, agreement or obligation of THINK which has not been waived by the Stockholders collectively in writing.

            (b) Until the close of business on the Anniversary Date and subject to Section 3.3 hereof, THINK shall be obligated to indemnify the Stockholders pursuant to this Section 5.3 only with respect to claims for Stockholder Damages as to which the Stockholders shall have given written notice to THINK on or before: (i) the close of business on the sixtieth (60th) day following discovery by the Stockholders of the facts upon which a claim for indemnification is being made; or (ii) if the claim is a Third Party Claim, the close of business on the thirtieth (30th) day following receipt of notice by the third party of assertion of a Third Party Claim. Any such notice shall describe the nature of the claim for Damages, the provisions of this Agreement upon which such claim is based and the amount of the Damages, if then ascertainable, or if not the ascertainable an estimate thereof.

            (c) Notwithstanding the indemnification provided pursuant to Subsection 5.3(a) above, no amount shall be payable by THINK in indemnification hereunder or under any other provision of this Agreement unless the aggregate amount of Stockholder Damages in respect of which THINK would be liable, but for operation and application of the provisions of this subsection, exceeds on a cumulative basis Fifty Thousand Dollars ($50,000) and then only to the extent of such excess.

            (d) In any case where THINK has indemnified the Stockholders for any Stockholder Damages and the Stockholders recover from a third party all or any part of the amount so indemnified by THINK, the Stockholders shall promptly reimburse to THINK the amount so recovered.

      5.4 CLAIMS AGAINST THE STOCKHOLDERS. With respect to claims or demands by third parties, whenever the Stockholders shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification under Section 5.3 hereof, the Stockholders shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify THINK of such claim or demand and of all relevant facts within its knowledge which relate thereto. THINK shall have the right at its own expense to undertake the defense of any such claim or demand utilizing counsel selected by THINK and approved by the Stockholders. In the event that THINK should fail to give notice of its intention to undertake the defense of any such claim or demand within sixty (60) days after receiving notice that it has been asserted or threatened, the Stockholders shall have the right to defend, satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to THINK.

      5.5 OFFSETS. The amount of Damages otherwise eligible for indemnification under this Section shall be reduced by: (i) the amount of any insurance proceeds (minus all reasonably allocable costs, charges and expenses incurred by an indemnified party ("Indemnified Party") in obtaining such recovery) actually recovered in respect thereof; and (ii) any tax-related benefits if and when actually realized or received (but only after taking into account the tax benefits to which the Indemnified Party would be entitled without regard to such item). Any insurance recovery or tax-related benefits referred to in the previous sentence shall be promptly repaid by the Indemnified Party to the Stockholders pro rata in accordance with their respective interests following the time at which such amounts are actually recovered or realized or received; PROVIDED, HOWEVER, that in the event that any such insurance recovery or tax-related benefit is set aside or disallowed and the Indemnified Party had paid any amounts to the Stockholders in respect thereof (or the amount by which the Indemnified Party was indemnified was reduced in respect thereof), then the obligations of the Stockholders to indemnify with respect to such amounts shall be reinstated immediately and such amounts shall be paid promptly to the Indemnified Party in accordance with the provisions of this Agreement.


                                  ARTICLE VI

            TERMINATION AND REMEDIES FOR BREACH OF THIS AGREEMENT

      6.1 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time prior to the Closing by unanimous consent of the parties hereto, provided that such consent is in writing and is signed by each of the parties hereto.

      6.2 TERMINATION BY OPERATION OF LAW. This Agreement may be terminated by any party if, in the reasonable opinion of counsel to such party, there shall be any statute, rule or regulation that renders consummation of the transactions contemplated hereby illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.


                                 ARTICLE VII

                                MISCELLANEOUS

      7.1 FEES AND EXPENSES. Each party hereto shall pay its own expenses incident to negotiation, execution, delivery and performance of the terms of this Agreement and the consummation of the transactions contemplated hereby.

      7.2 MODIFICATION, AMENDMENTS AND WAIVER. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by unanimous consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

      7.3 ASSIGNMENT. None of the parties hereto shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that THINK may assign all or any portion of its respective rights hereunder to an affiliate of THINK without the prior written consent of the Company or the Stockholders and the Company and the Stockholders shall execute such documents as are necessary in order to effectuate such assignments.

      7.4 BURDEN AND BENEFIT. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and assigns. In the event of a default by the Company or the Stockholders of any of their respective obligations hereunder, the sole and exclusive recourse and remedy of THINK shall be against the Company and the Stockholders, as the case may be, and any of the Company's or the Stockholder's assets; under no circumstances shall any officer or director of the Company be liable in law or equity for any obligations of the Company or the Stockholders hereunder. In the event of a default by THINK of any of its obligations hereunder, the sole and exclusive recourse and remedy of the Stockholders and the Company shall be against THINK and its assets; under no circumstances shall any officer, director, stockholder or affiliate of THINK be liable in law or equity for any obligations of THINK hereunder.

      7.5 BROKERS. The Company and the Stockholders represent and warrant that there are no brokers or finders entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of the Company or the Stockholders or any other person in connection with this Agreement or any of the transactions contemplated hereby. THINK represents and warrants that no other broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of THINK in connection with this Agreement or any of the transactions contemplated hereby, other than fees or commissions for which THINK shall be solely responsible.

      7.6 ENTIRE AGREEMENT. This Agreement and the schedules, exhibits, lists and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto, whether written or oral.

      7.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

      7.8 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally, by facsimile transmission or telex, or sent by commercial expedited delivery service or registered or certified mail (return receipt requested), postage prepaid, addressed as follows:



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

            If to the Company
            or the Stockholders:    Herring/Newman, Inc.
                                    414 Olive Way
                                    Seattle, Washington 98101
                                    Attn: Phil Herring
                                    Facsimile: (206) 343-9000
                                    E-Mail: www.herringn.com

            with a copy to:         Perkins Coie
                                    1201 Third Avenue, 40th Floor
                                    Seattle, Washington 98101
                                    Attn: Stewart Landefield, Esq.
                                         Alesia Pinney-Hawkins, Esq.
                                    Facsimile: (206) 583-8500
                                    E-Mail: landf@perkinscoie.com
                                           pinna@perkinscoie.com

            If to the THINK:        THINK New Ideas, Inc.
                                    45 West 36th Street
                                    12th Floor
                                    New York, New York 10018
                                    Attn: Ronald E. Bloom
                                    Facsimile: (212) 629-6850
                                    E-Mail: ron.bloom@thinkinc.com

             with a copy to:        Kirkpatrick & Lockhart LLP
                                    1800 Massachusetts Avenue, 4th Floor
                                    Washington, D.C. 20036
                                    Attn: Victoria A. Baylin, Esq.
                                    Facsimile: (202) 778-9100
                                    E-Mail: baylinva@kl.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If sent as aforesaid, the date any such notice shall be deemed to have been delivered on the date of transmission of a facsimile or telex, the day after delivery to a commercial overnight delivery service, or five days after delivery into a United States Postal facility.

      7.9 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

      7.10 RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

      7.11 SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

      7.12 HEADINGS. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

      7.13 KNOWLEDGE STANDARD. When used in this Agreement, the phrase "to the best knowledge of, " "knowledge of, " "known to" or similar phrases shall mean the actual knowledge of: (i) with respect to THINK, the officers and directors of THINK; (ii) with respect to the Company, the officers and directors of the Company; and (iii) with respect to the Stockholders, Philip Herring and Daniel Gross.

      7.14 CERTAIN COVENANTS. Each of THINK and the Stockholders shall use their best efforts to cause to be executed and delivered an employment agreement between THINK and each of William Toliver, Daniel Gross and Alan Brown on terms mutually acceptable in each instance to THINK and such individual. Until such time as new employment agreements shall be executed, the existing agreements between the Company and the foregoing individuals shall remain in effect.

      In addition to the  foregoing,  Mr. Herring shall for a period of eighteen
(18) months following the Closing Date upon the request of THINK, give community marketing presentations at such events and in such locations as THINK shall identify.

                                   * * * * *



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


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date and year first above written.


ATTEST:                             THINK NEW IDEAS, INC.


                                    By:   /s/ Ronald E. Bloom
----------------------------             --------------------------------------
                                           Ronald E. Bloom, President


ATTEST:                             HERRING/NEWMAN,  INC.


                                    By:    /s/ Philip Herring
----------------------------             --------------------------------------

                                    Title:      President



WITNESS:                            THE STOCKHOLDERS


                                    By:   /s/ Philip W. Herring
----------------------------             --------------------------------------
                                           Philip W. Herring

WITNESS:


                                    By:   /s/ Daniel D. Gross
----------------------------             --------------------------------------
                                           Daniel D. Gross




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